Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Passage Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)	$—	$—	$—	—	$—
	Equity	Preferred Stock, $0.0001 par value per share	457(o)	—	—	—	—	—
	Debt	Debt Securities	457(o)	—	—	—	—	—
	Other	Warrants	457(o)	—	—	—	—	—
	Other	Subscription Rights	457(o)	—	—	—	—	—
	Other	Units	457(o)	—	—	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	$150,000,000(1)	N/A	$150,000,000	$0.0001476	$22,140
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	Rule 415(a) (6)	$50,000,000(1)	N/A	$50,000,000	$ 0.0001091	$5,455	S-3	333-253955	March 5, 2021	$5,455
	Total Offering Amounts					$200,000,000
	Total Fees Previously Paid					$5,455(3)
	Total Fee Offsets					$22,140(4)
	Net Fee Due					—

(1)

There is being registered hereunder an indeterminate number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, (e) subscription rights to purchase common stock, preferred stock or debt securities of the Registrant, and (f) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an indeterminate number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $200,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)	The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement represent $50,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (No. 333-253955), filed on March 5, 2021 (the “2021 Registration Statement”). In connection with the filing of the 2021 Registration Statement, the registrant previously paid a filing fee of $5,455 related to $50,000,000 of the registrant’s securities (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement). Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement.To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the 2021 Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the 2021 Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)	See Table 2, below

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Passage Bio, Inc.	S-3ASR (5)	333-253955	March 5, 2021		$8,182.50	Common Stock, $0.0001 par value per share	(6)	(6)	$75,000,000
Fees Offset Sources	Passage Bio, Inc.	S-3ASR(5)	333-253955		March 5, 2021						$8,182.50
Fee Offset Claims	Passage Bio, Inc.	POSASR(5)	333-253955	March 3, 2022		$13,957.50	Unallocated (Universal) Shelf	(7)	(7)	$175,000,000
Fees Offset Sources	Passage Bio, Inc.	POSASR(5)	333-253955		March 3, 2022						$13,957.50

(5)	The registrant has terminated or completed any offering that included the unsold securities set forth in this Table 2 under the prior registration statement.

(6)

Attributable to $75,000,000 of unsold shares of common stock previously registered pursuant to a sales agreement prospectus included in the Registration Statement on Form S-3ASR (No. 333-253955) filed by the Registrant on March 5, 2021 that have not yet been issued or sold and are not being carried over to this Registration Statement.

(7)	Attributable to $175,000,000 of an indeterminate number of securities previously registered pursuant to a post-effectivement amendment to the Registration Statement on Form S-3 (No. 333-253955), filed on March 3, 2022. All such registered securitiesremain unsold.